Exhibit 10.1

Lizhan Environmental Corporation
2010 Stock Option Plan

ARTICLE I
General

1.1           Purpose

The Lizhan Environmental Corporation 2010 Stock Option Plan (the “Plan”) is designed to provide certain key persons, on whose initiative and efforts the successful conduct of the business of Lizhan Environmental Corporation (the “Company”) depends, and who are responsible for the management, growth and protection of the business of the Company, with incentives to: (a) enter into and remain in the service of the Company, a Company subsidiary or a Company joint venture, (b) acquire a proprietary interest in the success of the Company, (c) maximize their performance and (d) enhance the long-term performance of the Company (whether directly or indirectly through enhancing the long-term performance of a Company subsidiary or a Company joint venture).

1.2           Administration

(a)           Administration by Committee; Constitution of Committee.  The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Board”) or such other committee or subcommittee as the Board may designate (the “Committee”).  The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.  If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

(b)           Committee’s Authority.  The Committee shall have the authority to (i) exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan and any option certificates issued under the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) make all determinations necessary or advisable in administering the Plan, (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (vi) amend the Plan to reflect changes in applicable law.

(c)           Committee Action; Delegation.  Actions of the Committee shall be taken by the vote of a majority of its members.  Except as otherwise required by applicable law, any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.  Notwithstanding the foregoing or any other provision of the Plan, the Committee (or the Board acting instead of the Committee), may delegate to one or more officers of the Company the authority to designate the individuals (other than such officer(s)), among those eligible to receive options pursuant to the terms of the Plan, who will receive options under the Plan and the size of each such grant, to the fullest extent permitted by applicable law.

(d)           Determinations Final.  The determination of the Committee on all matters relating to the Plan or any option under the Plan shall be final, binding and conclusive.

(e)           Limit on Committee Members’ Liability.  No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option thereunder.

1.3           Persons Eligible for Options

The persons eligible to receive options under the Plan are those officers, directors (whether or not they are employed by the Company), and executive, managerial, professional or administrative employees of, and consultants to, the Company, its parent, subsidiaries and joint ventures (collectively, “key persons”) as the Committee in its sole discretion shall select.

1.4           Options Under Plan

Stock options granted under the Plan (“options”) shall not be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)

1.5           Shares Available for Options; Adjustments to Options

(a)           Aggregate Number Available; Certificate Legends.  Subject to adjustment as provided under subparagraph (c)(i) below, the total number of shares of common stock of the Company (“Common Stock”) with respect to which options may be granted pursuant to the Plan shall not exceed the sum of 3,000,000 shares.  Shares issued pursuant to the Plan may be authorized but unissued Common Stock or Common Stock acquired by the Company for the purposes of the Plan.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares.

(b)           Certain Shares to Become Available Again.  Any shares that are subject to an option under the Plan and that remain unissued upon the cancellation or termination of such option for any reason whatsoever shall again become available for options under the Plan.

(c)           Adjustments to Available Shares and Existing Options Upon Changes in Common Stock or Certain Other Events.  Upon certain changes in Common Stock or other corporate events, the number of shares of Common Stock available for issuance with respect to options that may be granted under the Plan, and that are the subject of existing options, shall be adjusted or shall be adjustable, as follows:

(i)           Shares Available for Grants.  In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, reverse stock split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum number of shares of Common Stock with respect to which the Committee may grant options under paragraph (a) above shall be appropriately adjusted by the Committee.  In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, adjust the maximum number and class of shares of Common Stock with respect to which the Committee may grant options under paragraph (a) above, as the Committee may deem appropriate.

(ii)           Outstanding Options -- Increase or Decrease in Issued Shares Without Consideration.  Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding option and the exercise price-per-share of Common Stock of each such option to the extent necessary to prevent the enlargement or dilution of rights with respect to such options.

(iii)           Outstanding Options – Certain Mergers.  Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each option outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Common Stock subject to such option would have received in such merger or consolidation.

(iv)           Outstanding Options -- Certain Other Transactions.  In the event of (1) a dissolution or liquidation of the Company, (2) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (3) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, either:

(A)           cancel, effective immediately prior to the occurrence of such event, each option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the applicable grantee an amount in cash, for each share of Common Stock subject to such option, equal to the excess of (x) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (y) the exercise price of such option; or

(B)           provide for the exchange of each option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property which a holder of the number of shares of Common Stock subject to such option would have received and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the applicable grantee in partial consideration for the exchange of the option.

(v)           Outstanding Options -- Other Changes.  In the event of any change in the capitalization of the Company or a corporate change other than those specifically referred to in subparagraphs (iii), (iv) or (v) above, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to options outstanding on the date on which such change occurs and in the per-share exercise price of each such option as the Committee may consider appropriate to prevent dilution or enlargement of rights.  In addition, if and to the extent the Committee determines it is appropriate, the Committee may elect to cancel each option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the applicable grantee an amount in cash, for each share of Common Stock subject to such option equal to the excess of (x) the Fair Market Value of Common Stock on the date of such cancellation over (y) the exercise price of such option.

(vi)           No Other Rights.  Except as expressly provided in the Plan, no grantee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation.  Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an option or the exercise price of any option.

1.6           Definitions of Certain Terms

(a)           The “Fair Market Value” of a share of Common Stock on any day shall be determined by the Committee.  In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

(b)           A grantee shall be deemed to have “terminated employment” on (i) the date the grantee ceases to be employed by, or to provide consulting services for, the Company, any Company parent, subsidiary or joint venture, or any corporation (or any of its subsidiaries) which assumes the grantee’s option in a transaction to which section 424(a) of the Code applies; or (ii) the date the grantee ceases to be a Board member, provided, however, that in the case of a grantee (x) who is, at the time of reference, both an employee or consultant and a Board member, or (y) who ceases to be engaged as an employee, consultant or Board member and immediately is engaged in another of such relationships with the Company, any Company parent, subsidiary or joint venture, the grantee shall be deemed to have a “termination of employment” upon the later of the dates determined pursuant to clauses (i) and (ii) above.  For purposes of clause (i) above, a grantee who continues his or her employment or consulting relationship with: (A) a Company subsidiary subsequent to its sale by the Company, or (B) a Company joint venture subsequent to the Company’s sale of its interests in such joint venture, shall have a termination of employment upon the date of such sale.  The Committee may in its discretion determine whether any leave of absence constitutes a termination of employment for purposes of the Plan and the impact, if any, of any such leave of absence on options theretofore made under the Plan.

(c)           The term “employment” shall be deemed to mean an employee’s employment with, or a consultant’s provision of services to, the Company, any Company parent, subsidiary or joint venture and each Board member’s service as a Board member.

(d)           In connection with a termination of employment by reason of a dismissal for “cause”:

(i)           The term “cause” shall mean:

(A)           to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company parent, subsidiary or joint venture, which agreement contains a definition of “cause,” cause shall consist of those acts or omissions that would constitute “cause” under such agreement; and

(B)           to the extent that there is no such agreement as provided for in subsection (d)(i)(A) above, the grantee’s termination of employment by the Company or an affiliate on account of any one or more of the following:

(1)           grantee’s willful and intentional repeated failure or refusal, continuing after notice that specifically identifies the breach(es) complained of, to perform substantially his or her material duties, responsibilities and obligations (other than a failure resulting from grantee’s incapacity due to physical or mental illness or other reasons beyond the control of grantee), and which failure or refusal results in demonstrable direct and material injury to the Company;

(2)           any willful and intentional act or failure to act involving fraud, misrepresentation, theft, embezzlement, dishonesty or moral turpitude (collectively, “Fraud”) which results in demonstrable direct and material injury to the Company; and

(3)           any unauthorized use or disclosure by the grantee of confidential information or trade secrets of the Company (or any affiliated entity);

(4)           any intentional wrongdoing by such person whether by omission or commission, which materially adversely affects the business or affairs of the Company (or any affiliated entity); and

(5)           conviction of (or a plea of nolo contendere to) an offense which is a felony in the jurisdiction involved or which is a misdemeanor in the jurisdiction involved but which involves Fraud.

(ii)           For purposes of determining whether cause exists:

(A)           to the extent that there is an employment, severance or other agreement governing the relationship between the grantee and the Company, a Company parent, subsidiary or joint venture, which agreement contains a definition of “cause” and provides a procedure for the determination of whether cause exists, the determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any option hereunder shall be made in accordance with such agreement; and

(B)           to the extent that there is no such agreement as provided for in subsection (f)(ii)(A) above:

(1)           the determination of whether a grantee’s employment is (or is deemed to have been) terminated for cause for purposes of the Plan or any option hereunder shall be made by the Committee in its discretion;

(2)           any rights the Company may have hereunder in respect of the events giving rise to cause shall be in addition to the rights the Company may have under any other agreement with a grantee or at law or in equity;

(3)           if, subsequent to a grantee’s voluntary termination of employment or involuntary termination of employment without cause, it is discovered that the grantee’s employment could have been terminated for cause, the Committee may deem such grantee’s employment to have been terminated for cause; and

(4)           a grantee’s termination of employment for cause shall be effective as of the date of the occurrence of the event giving rise to cause, regardless of when the determination of cause is made.

ARTICLE II
Options Under the Plan

2.1           Certificates Evidencing Options

Each option granted under the Plan shall be evidenced by a written certificate (“option certificate”) which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable.  By accepting an option pursuant to the Plan, a grantee thereby agrees that the option shall be subject to all of the terms and provisions of the Plan and the applicable option certificate.

2.2           Terms of Stock Options

(a)           Stock Option Grants.  The Committee may grant options to purchase shares of Common Stock from the Company, to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan.

(b)           Option Exercise Price.  Each option certificate shall set forth the amount (the “exercise price”) payable by the grantee to the Company upon exercise of the option evidenced thereby.  The exercise price per share shall be determined by the Committee in its sole discretion; provided, however, that in no event shall the exercise price be less than the par value of a share of Common Stock.

(c)           Exercise Period.  Each option certificate shall set forth the periods during which the option evidenced thereby shall be exercisable, whether in whole or in part.  Such periods shall be determined by the Committee in its sole discretion, subject to the following:

(i)           Ten-Year Limit.  No stock option shall be exercisable more than 10 years after the date of grant.

(ii)           Beginning of Exercise Period.  Unless the applicable option certificate otherwise provides, an option shall become exercisable with respect to a number of whole shares as close as possible to one-quarter (¼) of the shares subject to such option on each of the first four anniversaries of the date of grant.

(iii)           End of Exercise Period.  Unless the applicable option certificate otherwise provides, once an installment becomes exercisable, it shall remain exercisable until the earlier of (A) the tenth anniversary of the date of grant of the option or (B) the expiration, cancellation or termination of the option.

(iv)           Timing and Extent of Exercise.  Unless the applicable option certificate otherwise provides, an option may be exercised from time to time as to all or part of the shares as to which such option is then exercisable.

(v)           Termination of Employment -- Generally.  Except as otherwise provided below or in the applicable option certificate, a grantee who terminates employment may exercise any outstanding option on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the option on the termination of employment date; and (B) exercise must occur within three months after termination of employment but in no event after the original expiration date of the option.

(vi)           Dismissal for Cause.  If a grantee’s employment is terminated for cause, all options not theretofore exercised shall terminate upon the commencement of business on the date of the grantee’s termination of employment.

(vii)           Disability.  If a grantee’s employment terminates by reason of a disability (as defined below), then any outstanding option shall be exercisable on the following terms and conditions: (A) exercise may be made only to the extent that the grantee was entitled to exercise the option on the termination of employment date; and (B) exercise must occur by the earlier of (I) the first anniversary of the grantee’s termination of employment, or (II) the original expiration date of the option.  For this purpose “disability” shall mean any physical or mental condition that would qualify a grantee for a disability benefit under the long-term disability plan maintained by the Company or, if there is no such plan, the inability of a grantee to perform all or a substantial part of his or her material duties, as a result of mental or physical defect or illness for a period of 90 consecutive days or 120 non-consecutive days during any 12 month period.  The existence of a disability shall be determined by the Committee in its absolute discretion.

(viii)           Death.

(A)           Termination of Employment as a Result of Grantee’s Death.  If a grantee terminates employment as the result of death, then any outstanding option shall be exercisable on the following terms and conditions: (I) exercise may be made only to the extent that the grantee was entitled to exercise the option on the date of death; and (II) exercise must occur by the earlier of (1) the first anniversary of the grantee’s termination of employment, or (2) the original expiration date of the option.

(B)           Death Subsequent to a Termination of Employment.  If a grantee dies subsequent to terminating employment but prior to the expiration of the exercise period with respect to a stock option, then the option shall remain exercisable until the earlier to occur of (I) the first anniversary of the grantee’s date of death or (II) the original expiration date of the option.

(C)           Restrictions on Exercise Following Death.  Any such exercise of an option following a grantee’s death shall be made only by the grantee’s executor or administrator or other duly appointed representative reasonably acceptable to the Committee, unless the grantee’s will specifically disposes of such option, in which case such exercise shall be made only by the recipient of such specific disposition.  If a grantee’s personal representative or the recipient of a specific disposition under the grantee’s will shall be entitled to exercise any option pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable option certificate which would have applied to the grantee.

2.3           Exercise of Options

Subject to the other provisions of this Article II, each option granted under the Plan shall be exercisable as follows:

(a)           Notice of Exercise.  An option shall be exercised by the filing of a written notice with the Company or the Company’s designated exchange agent (the “exchange agent”), on such form and in such manner as the Committee in its sole discretion shall prescribe.

(b)           Payment of Exercise Price.  Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased.  Such payment shall be made: (i) by certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for the full exercise price; or (ii) with the consent of the Committee, by delivery of shares of Common Stock owned by the grantee (whether acquired by option exercise or otherwise, provided that if such shares were acquired pursuant to the exercise of an option, they were acquired at least six months prior to the option exercise date or such other period as the Committee may from time to time determine) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company or its exchange agent) for any remaining portion of the full exercise price; (iii) by means of a brokered cashless exercise; or (iv) at the discretion of the Committee and to the extent permitted by law, by such other provision, consistent with the terms of the Plan, as the Committee may from time to time prescribe.

(c)           Delivery of Certificates Upon Exercise.  Promptly after receiving payment of the full exercise price, the Company or its exchange agent shall deliver to the grantee or to such other person as may then have the right to exercise the option, a certificate or certificates for the shares of Common Stock for which the option has been exercised or shall establish an account evidencing ownership of such shares in uncertificated form.  If the method of payment employed upon option exercise so requires, and if applicable law permits, a grantee may direct the Company, or its exchange agent, as the case may be, to deliver the stock certificate(s) to the grantee’s stockbroker.

(d)           No Stockholder Rights.  No grantee (or other person having the right to exercise an option) shall have any of the rights of a stockholder of the Company with respect to shares subject to such option until the issuance of a stock certificate to such person for such shares or the establishment of an account evidencing share ownership in uncertificated form.  Except as otherwise provided in Section 1.5(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued or such account is established.

2.4           Transferability of Options

(a)           General.  Except as otherwise provided in an applicable option certificate as described below, during the lifetime of a grantee, each option shall be exercisable only by the grantee or the grantee’s legal representative and no option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.  Any attempt to transfer any option other than as permitted herein shall be void and immediately cancelled, and no such option shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person who shall be entitled to such option, nor shall any option be subject to attachment or legal process for or against such person.  The Committee may, in any applicable option certificate, permit a grantee to transfer all or some of the options to (A) the grantee’s spouse, children or grandchildren (“immediate family members”), (B) a trust or trusts for the exclusive benefit of such immediate family members, or (C) other parties approved by the Committee in its absolute discretion.  Following any such transfer, any transferred options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, and the transferee shall be subject to all obligations hereunder as if such person were the grantee.

(b)           Payment to Minors, Etc.  Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its affiliates and their employees, agents and representatives with respect thereto.

2.5           Right of Recapture

If at any time after the date on which an option was granted or became exercisable pursuant to the achievement of performance goals, the Committee determines that the earlier determination as to the achievement of the performance goals was based on incorrect data and that in fact the performance goals had not been achieved or had been achieved to a lesser extent than originally determined, then (i) any option or portion of an option granted based on such incorrect determination shall be forfeited, and (ii) any option or portion of an option that became exercisable based on such incorrect determination shall be deemed to be not exercisable.

ARTICLE III
Miscellaneous

3.1           Amendment of the Plan; Modification of Options

(a)           Amendment of the Plan.  The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations under any option theretofore granted under the Plan without the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the option).  For purposes of this Section 3.1, any action of the Board or the Committee that in any way alters or affects the tax treatment of any option shall not be considered to materially impair any rights of any grantee. The Board shall determine, in its sole discretion, whether to submit any amendment of the Plan to stockholders for approval.

(b)           Modification of Options.  The Committee may cancel any option under the Plan.  The Committee also may amend any outstanding option, including, without limitation, by amendment which would: (i) accelerate the time or times at which the option may be exercised; (ii) waive or amend any goals, restrictions or conditions set forth in the option certificate; or (iii) waive or amend any applicable provision of the Plan or option certificate with respect to the expiration of the option upon termination of employment.  However, any such cancellation or amendment (other than an amendment pursuant to Section 1.5(c)) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding option shall be made only with the consent of the grantee (or, upon the grantee’s death, the person having the right to exercise the option).

3.2           Consent Requirement

(a)           No Plan Action without Required Consent.  If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any option under the Plan, the exercise of such option or the taking of any other action thereunder (each such action being hereinafter referred to as a “Plan action”), then such Plan action shall not be taken or permitted, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

(b)           Consent Defined.  The term “Consent” as used herein with respect to any Plan action means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (iii) any and all consents, clearances and approvals in respect of a Plan action by any governmental or other regulatory bodies.

(c)           Representations, Legend.  The Committee may require as a condition to the receipt of shares of Common Stock pursuant to an option that the grantee or any other person receiving shares pursuant to the option represent that such person is not acquiring the shares with a view to distribution thereof and to make such other securities law related representations as the Committee shall request.  In addition to any legend required by this Plan, any certificate representing Common Stock acquired in respect of an option may bear such legends as the Company deems advisable to assure compliance with all applicable laws and regulations.

3.3           Withholding Taxes

The Company shall be entitled to require as a condition of exercise of an option that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all governmental tax withholding requirements related to such exercise.  With the approval of the Company, which the Company shall have sole discretion whether or not to give, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the amount of tax to be withheld.  Such shares shall be valued at their Fair Market Value as of the date on which the amount of tax to be withheld is determined.

3.4           Employment Provisions

(a)           Right of Discharge Reserved. Nothing in the Plan or in any option certificate shall confer upon any grantee the right to continue employment with the Company or any affiliated entity or affect any right which the Company or any affiliated entity may have to terminate such employment.

(b)           Confidentiality.  The acceptance of an option by a grantee shall be deemed to be a covenant by the grantee that he or she will not disclose to anyone outside the Company or its affiliates, or use in any manner other than in the furtherance of the Company's or its affiliate's business, without written authorization from the Company, any confidential information or proprietary information relating to the business of the Company or its affiliates that is acquired by a grantee prior to the grantee's termination of employment.

3.5           Nature of Payments

(a)           Consideration for Services Performed.  Any and all grants of options and issuances of shares of Common Stock upon exercise of such option shall be in consideration of services performed for the Company by the grantee.

(b)           Not Taken into Account for Benefits.  All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically otherwise provides.

3.6           Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or who are eligible to receive, options under the Plan (whether or not such persons are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective option certificates, as to (a) the persons to receive options, (b) the terms and provisions of options, and (c) the treatment of leaves of absence pursuant to Section 1.6(b).

3.7           Severability of Provisions

If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

3.8           Other Payments or Options

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any option or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.9           Headings

Any section, subsection, paragraph or other subdivision headings contained herein are for the purpose of convenience only and are not intended to expand, limit or otherwise define the contents of such subdivisions.

3.10           Effective Date and Term of Plan

(a)           Adoption; Stockholder Approval.  The Plan was adopted by the Board on March 1, 2010.

(b)           Termination of Plan.  Unless sooner terminated by the Board or pursuant to paragraph (a) above, the provisions of the Plan respecting the grant of any option shall terminate on March 1, 2015, and no such options shall thereafter be made under the Plan.  All options made under the Plan prior to the termination of the Plan shall remain in effect until such options have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable option certificates.

3.11           Restriction on Issuance of Stock Pursuant to Options

The Company shall not permit any shares of Common Stock to be issued pursuant to options granted under the Plan unless such shares of Common Stock are fully paid and non-assessable, within the meaning of applicable law.

3.12           Governing Law

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the Cayman Islands, without giving effect to principles of conflict of laws.